EXHIBIT 4.1



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We consent to the reference to our firm under the caption
"Experts-Independent Registered Public Accounting Firm" and to the use of our report dated August 24, 2012 in the Amendment No. 1 to the Registration Statement (File No. 333-181829) and related Prospectus of Guggenheim Defined Portfolios, Series 927.

                                                          /s/ Grant Thornton LLP
                                                          ----------------------
                                                              GRANT THORNTON LLP


Chicago, Illinois
August 24, 2012